UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-23976	54-1232965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West King Street Strasburg, Virginia		22657
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 465-9121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 18, 2014, First Bank, the wholly-owned subsidiary of First National Corporation, entered into a Purchase and Assumption Agreement (the “Agreement”) with Bank of America, National Association for the acquisition of six branches located in Virginia. The six branches currently have deposit totals of approximately $308 million. Subject to regulatory approval and the satisfaction of customary closing conditions, the transaction is expected to close in the second quarter of 2015. A copy of the press release describing this transaction is attached to this filing as Exhibit 99.1.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 19, 2014, First National Corporation released a presentation related to the branch acquisition. A copy of the presentation is attached hereto as Exhibit 99.2.

The information provided pursuant to this Item 7.01 is to be considered “furnished” pursuant to Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any of the Company’s reports or filings under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such report or filing.

Item 8.01	Other Events

On November 19, 2014, First National Corporation issued a press release relating to the branch acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of November 18, 2014, between Bank of America, National Association and First Bank.

99.1	Press release dated November 19, 2014

99.2	First National Corporation investor presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL CORPORATION

(Registrant)

Date: November 19, 2014	By:	/s/ Scott C. Harvard
Scott C. Harvard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of November 18, 2014, between Bank of America, National Association and First Bank.

99.1	Press release dated November 19, 2014

99.2	First National Corporation investor presentation